Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE DISTRIBUTION

Contact:	Robert L.G. White
President and CEO
Phone: 908/206-3700

TRANSTECHNOLOGY REPORTS FISCAL 2005 FIRST QUARTER RESULTS

Union, New Jersey, July 15, 2004 — TransTechnology Corporation (NYSE:TT) today reported operating income of $1.8 million for the first quarter of the fiscal year ending March 31, 2005 compared with $3.6 million in the year earlier period. The company reported a net loss of $.6 million or $.09 per share for the first quarter of fiscal 2005 compared to net income of $.7 million or $.10 per share one year ago. Net sales for the fiscal 2005 first quarter decreased 9.7% to $14.5 million from $16.1 million for the corresponding period of last year.

Robert L. G. White, President and Chief Executive Officer of the company, said, “During the first quarter, almost all of the $1.6 million decrease in sales was attributable to our aftermarket overhaul and repair operation. New equipment sales were approximately the same as last year. We have implemented changes in our operating procedures and added new personnel to our overhaul and repair operation, all of which has had an impact on the results for the quarter. These changes were made as a result of the process and procedures review of that operation over the past nine months. In order to ensure that our products and documentation are at the highest levels, we have instituted additional levels of verification and are assuring that all personnel are appropriately trained. This situation produced higher labor and material costs than we had planned. As a result, our overhaul and repair throughput was impeded resulting in reduced gross margins in the first quarter. The combination of the lower sales in the overhaul and repair operation together with inefficiencies experienced as we implement improvements in that area accounted for approximately $.8 million of the shortfall in gross profit from our target with the remaining $.7 million being related to a higher percentage of aftermarket products with an above-normal margin in the same period last year. We do expect to see the overhaul and repair unit return to its historical levels of shipments and gross margin as the new quality control procedures become fully integrated into our overhaul and repair operation.”

Mr. White continued, “We expect to see improvements in the results of our overhaul and repair operation beginning in the second fiscal quarter, and remain focused on achieving our fiscal 2005 revenue and EBITDA targets of approximately $64 million and approximately $14 million respectively. We continue to pursue the refinancing of our subordinated debt, although to date we are not able to complete such a refinancing due to the continuing uncertainty resulting from the investigation of the United States Attorney into our overhaul and repair operations. Also, by its terms, the senior credit facility expires at the end of July. The Company is in active negotiations to extend the term of this facility.”

TransTechnology Corporation — July 15, 2004 Fiscal 2005 First Quarter Earnings Release	Page 2 of 4

TransTechnology Corporation (http://www.transtechnology.com) operating as Breeze-Eastern (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks and weapons-lifting systems. The company, which employs approximately 180 people at its facility in Union, New Jersey, reported sales of $64.6 million in the fiscal year ended March 31, 2004.

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), the company also discloses operating income (income before interest and taxes and other income and expenses) and EBITDA (earnings before interest, taxes, depreciation and amortization) which are non-GAAP measures. Management believes that providing this additional information is useful to investors, as it provides more direct information regarding the company’s ability to meet debt service requirements and so that investors may better assess and understand the company’s underlying operating performance. The company does not intend for the additional information to be considered in isolation or as a substitute for GAAP measures. A reconciliation of (i) EBITDA to reported net income (loss), and (ii) operating income to gross profit are set forth following the balance sheet information contained in this press release.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.

The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.

Any number of factors could affect future operations and results, including, without limitation, the results of audits and inquiries into the Company’s business practices; the Company’s ability to complete the refinancing of its senior and subordinated credit facilities on terms and conditions acceptable to the Company; the Company’s ability to be profitable with a smaller and less diverse base of operations that will generate less revenue; the Company’s ability to satisfy the listing requirements of the NYSE or any other national exchange on which its shares are or will be listed or otherwise provide a trading venue for its shares; the value of replacement operations, if any; determination by the Company to dispose of additional existing assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; interest rate trends; capital requirements; competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; the ability of the company to renew its collective bargaining agreement on terms and conditions acceptable to the company; the availability of equity and/or debt financing in the amounts and on the terms necessary to support the Company’s future business; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

TransTechnology Corporation — July 15, 2004 Fiscal 2005 First Quarter Earnings Release	Page 3 of 4

TransTechnology Corporation
STATEMENTS OF CONSOLIDATED OPERATIONS
(In Thousands of Dollars Except Share Data)

	Three Months Ended
	6/27/04	6/29/03
Net sales	$14,548	$16,119
Cost of sales	8,711	8,772

Gross profit	5,837	7,347
General, administrative and selling expenses	4,023	3,771
Interest expense	2,796	2,503
Interest and other expense (income)-net	13	(47)

(Loss) income before income taxes	(995)	1,120
(Benefit) provision for income taxes	(378)	426

Net (loss) income	$(617)	$694

Basic earnings per share:
Net (loss) income	$(0.09)	$0.10

Diluted earnings per share:
Net (loss) income	$(0.09)	$0.10

Weighted average basic shares	6,669,000	6,631,000
Weighted average diluted shares	6,669,000	6,631,000

BALANCE SHEET INFORMATION
	6/27/04	3/31/04
Current assets	$35,721	$36,132
Property, plant and equipment — net	2,430	2,428
Other assets	38,919	38,649

Total assets	$77,070	$77,209

Current portion of long-term debt and short term borrowings	$1,671	$79
Other current liabilities	11,833	13,880

Total current liabilities	13,504	13,959
Long-term debt	57,353	56,472
Other liabilities	10,566	10,565
Stockholders’ deficit	(4,353)	(3,787)

Total liabilities and stockholders’ deficit	$77,070	$77,209

TransTechnology Corporation — July 15, 2004 Fiscal 2005 First Quarter Earnings Release	Page 4 of 4

Reconciliation of Reported (Loss) Income to EBITDA

	Three months ended
	6/27/04	6/29/03
Net sales	$14,548	$16,119
Cost of sales	8,711	8,772

Gross Profit	5,837	7,347

SG&A — operations	2,960	2,294
Corporate office expenses	1,063	1,477

Total SG&A	4,023	3,771

Operating income	1,814	3,576
Add back: depreciation and amortization	410	412

EBITDA	$2,224	$3,988

(Loss) net income	(617)	694
(Benefit) provision for income taxes	(378)	426
Depreciation and amortization	410	412
Interest expense	2,796	2,503
Interest and other expense (income)-net	13	(47)

EBITDA	$2,224	$3,988

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